Exhibit 99.2

Contact: Richard E. Moran Jr. Executive Vice President	FOR RELEASE: January 28, 2008

and Chief Financial Officer

(310) 481-8483

or

Tyler H. Rose

Senior Vice President

and Treasurer

(310) 481-8484

KILROY REALTY CORPORATION REPORTS

FOURTH QUARTER FINANCIAL RESULTS

LOS ANGELES, January 28, 2008 – Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its fourth quarter ended December 31, 2007 with net income available for common stockholders of $65.6 million, or $2.01 per share, compared to $9.2 million, or $0.28 per share, in the fourth quarter of 2006. Revenues from continuing operations in the fourth quarter totaled $69.7 million, up from $61.5 million in the prior year’s fourth quarter. Funds from operations (FFO) for the period totaled $29.7 million, or $0.85 per share, compared to $27.3 million, or $0.79 per share, in the year-earlier period.

For its fiscal year ended December 31, 2007, KRC reported net income available for common stockholders of $104.2 million, or $3.20 per share, compared to $72.3 million, or $2.30 per share, in fiscal year 2006. Revenues from continuing operations in 2007 totaled $258.5 million, up from $241.5 million in 2006. FFO for the year totaled $110.6 million, or $3.18 per share, compared to $118.2 million, or $3.48 per share, in 2006.

All per-share amounts in this report are presented on a diluted basis.

“KRC is well positioned in a changing environment,” said John B. Kilroy, Jr., the company’s president and chief executive officer. “We achieved solid 2007 results, ended the year 94% occupied, and continue to maintain a very strong balance sheet.”

During the fourth quarter, KRC completed the sale of its 532,000 square-foot office campus located immediately adjacent to the Seattle-Tacoma International Airport for approximately $79.3 million, generating a book gain of approximately $61.0 million. The company also acquired a 23-acre development site currently entitled for approximately 500,000 square feet of office space for a purchase price of $88 million. The property, one of the last available development sites in the highly attractive Del Mar submarket of San Diego County, increased the company’s future development pipeline to just over 116 acres representing future development potential of over two million square feet of space.

In its current development program, KRC delivered more than 780,000 square feet of new office space in two projects during 2007. Both projects are 100% leased and occupied. The company also commenced construction during the year on two additional development and redevelopment projects totaling approximately 155,000 square feet of space.

With these new projects, KRC’s current development now encompasses four new office buildings totaling approximately 395,000 square feet. In the aggregate, the buildings represent a total estimated investment of approximately $161 million, of which $108 million has been spent to date. They are 37% preleased.

The company also has two redevelopment projects underway totaling just under 211,000 square feet of space and representing a total estimated incremental investment of approximately $26 million. They are 49% preleased.

Earnings guidance for 2008 will be discussed by KRC management during the company’s January 29, 2008 conference call. The call will begin at 11:00 a.m. Pacific time and last approximately one hour. Those interested in listening via the Internet can access the conference call at www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (888) 680-0869, reservation #10068170. A replay of the conference call will be available via phone through February 12, 2008 at (888) 286-8010, reservation #33589186, or via the Internet at the company’s website.

Some of the information presented in this release is forward looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Although

Kilroy Realty Corporation believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from Kilroy Realty’s expectations are set forth as risk factors in the company’s Securities and Exchange Commission reports and filings. Included among these factors are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; Kilroy Realty’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs, including utility costs; future demand for its debt and equity securities; its ability to refinance its debt on reasonable terms at maturity; its ability to complete current and future development projects on schedule and on budget; the demand for office space in markets in which Kilroy Realty has a presence; and risks detailed from time to time in the company’s SEC reports, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Many of these factors are beyond Kilroy Realty’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, Kilroy Realty claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a Southern California-based real estate investment trust active in the office and industrial property sectors. For 60 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of Los Angeles, Orange and San Diego counties. Kilroy Realty currently has an in-process development and redevelopment pipeline of approximately 600,000 square feet. At December 31, 2007, the company owned 8.1 million rentable square feet of commercial office space and 3.9 million rentable square feet of industrial space. More information is available at www.kilroyrealty.com.

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KILROY REALTY CORPORATION

SUMMARY QUARTERLY RESULTS

(unaudited, in thousands, except per share data)

	Three Months Ended December 31, 2007	Three Months Ended December 31, 2006	Year Ended December 31, 2007	Year Ended December 31, 2006
Revenues from continuing operations	$69,741	$61,519	$258,472	$241,541
Revenues including discontinued operations	$72,155	$64,339	$268,784	$264,329
Net income available for common stockholders (1)	$65,612	$9,184	$104,214	$72,256
Weighted average common shares outstanding - basic	32,426	32,246	32,380	31,244
Weighted average common shares outstanding - diluted	32,633	32,416	32,527	31,390
Net income per share of common stock - basic	$2.02	$0.28	$3.22	$2.31
Net income per share of common stock - diluted	$2.01	$0.28	$3.20	$2.30
Funds From Operations (2), (3)	$29,672	$27,311	$110,584	$118,184
Weighted average common shares/units outstanding - basic (4)	34,622	34,570	34,616	33,842
Weighted average common shares/units outstanding - diluted (4)	34,829	34,740	34,762	33,988
Funds From Operations per common share/unit - basic (4)	$0.86	$0.79	$3.19	$3.49
Funds From Operations per common share/unit - diluted (4)	$0.85	$0.79	$3.18	$3.48
Common shares outstanding at end of period			32,766	32,399
Common partnership units outstanding at end of period			2,189	2,319

Total common shares and units outstanding at end of period			34,955	34,718

	December 31, 2007	December 31, 2006
Stabilized portfolio occupancy rates:
Office	93.7%	95.8%
Industrial	94.7%	95.8%

Weighted average total	94.0%	95.8%

Los Angeles	96.4%	93.2%
Orange County	94.8%	95.7%
San Diego	91.4%	98.6%
Other	99.6%	92.8%

Weighted average total	94.0%	95.8%

Total square feet of stabilized properties owned at end of period:
Office	8,089	7,835
Industrial	3,870	3,870

Total	11,959	11,705

(1)	Net income after minority interests.

(2)	Reconciliation of Net Income to Funds From Operations and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(3)	Reported amounts are attributable to common stockholders and common unitholders.

(4)	Calculated based on weighted average shares outstanding assuming conversion of all common limited partnership units outstanding.

KILROY REALTY CORPORATION CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	December 31, 2007	December 31, 2006
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$324,779	$293,059
Buildings and improvements	1,719,700	1,484,051
Undeveloped land and construction in progress	324,077	263,651

Total real estate held for investment	2,368,556	2,040,761
Accumulated depreciation and amortization	(463,932)	(443,807)

Total real estate held for investment, net	1,904,624	1,596,954
Properties held for sale, net	—	4,512

Total real estate assets, net	1,904,624	1,601,466
Cash and cash equivalents	$11,732	$11,948
Restricted cash	546	494
Funds held at qualified intermediary for Section 1031 exchange	—	43,794
Marketable securities	707	—
Current receivables, net	4,891	5,890
Deferred rent receivables, net	67,283	61,929
Notes receivable	10,970	11,096
Deferred leasing costs and acquisition related intangibles, net	54,418	49,019
Deferred financing costs, net	8,492	5,100
Prepaid expenses and other assets, net	5,057	8,616

TOTAL ASSETS	$2,068,720	$1,799,352

LIABILITIES & STOCKHOLDERS’ EQUITY
LIABILITIES:
Secured debt	$395,912	$459,198
Exchangeable senior notes, net	456,090	—
Unsecured senior notes	144,000	144,000
Unsecured line of credit	111,000	276,000
Accounts payable, accrued expenses and other liabilities	58,249	67,729
Accrued distributions	20,610	19,610
Deferred revenue and acquisition related liabilities	59,187	25,353
Rents received in advance and tenant security deposits	18,433	19,900

Total liabilities	1,263,481	1,011,790

MINORITY INTERESTS:
7.45% Series A Cumulative Redeemable Preferred units of the Operating Partnership	73,638	73,638
Common units of the Operating Partnership	38,309	39,628

Total minority interests	111,947	113,266

STOCKHOLDERS’ EQUITY:
7.80% Series E Cumulative Redeemable Preferred stock	38,425	38,425
7.50% Series F Cumulative Redeemable Preferred stock	83,157	83,157
Common stock	328	324
Additional paid-in capital	658,894	671,484
Distributions in excess of earnings	(87,512)	(119,094)

Total stockholders’ equity	693,292	674,296

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$2,068,720	$1,799,352

KILROY REALTY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended December 31, 2007	Three Months Ended December 31, 2006	Year Ended December 31, 2007	Year Ended December 31, 2006
REVENUES:
Rental income	$62,125	$54,523	$229,672	$216,745
Tenant reimbursements	7,320	6,269	25,322	22,440
Other property income	296	727	3,478	2,356

Total revenues	69,741	61,519	258,472	241,541

EXPENSES:
Property expenses	11,255	10,166	43,306	39,700
Real estate taxes	5,137	4,526	19,539	18,149
Provision for bad debts	783	118	473	744
Ground leases	392	396	1,582	1,583
General and administrative expenses	9,353	7,478	36,580	22,800
Interest expense	10,765	10,050	37,502	43,541
Depreciation and amortization	20,259	17,292	72,815	68,830

Total expenses	57,944	50,026	211,797	195,347

OTHER INCOME AND EXPENSE:
Interest and other investment income	311	812	1,606	1,653
Net settlement receipts on interest rate swaps	—	244	—	991
Loss on derivative instruments	—	(238)	—	(818)

Total other income	311	818	1,606	1,826

Income from continuing operations before minority interests	12,108	12,311	48,281	48,020
Minority interests:
Distributions on Cumulative Redeemable
Preferred units	(1,397)	(1,397)	(5,588)	(5,588)
Minority interest in earnings of Operating Partnership attributable to continuing operations	(524)	(571)	(2,129)	(2,514)

Total minority interests	(1,921)	(1,968)	(7,717)	(8,102)

Income from continuing operations	10,187	10,343	40,564	39,918
Discontinued operations:
Revenues from discontinued operations	2,414	2,820	10,312	22,788
Expenses from discontinued operations	(1,648)	(1,633)	(6,521)	(8,625)
Net gain on dispositions of discontinued operations	61,031	—	74,505	31,259
Minority interest in earnings of Operating Partnership attributable to discontinued operations	(3,970)	56	(5,038)	(3,476)

Total income from discontinued operations	57,827	1,243	73,258	41,946

Net income	68,014	11,586	113,822	81,864
Preferred dividends	(2,402)	(2,402)	(9,608)	(9,608)

Net income available for common stockholders	$65,612	$9,184	$104,214	$72,256

Weighted average shares outstanding - basic	32,426	32,246	32,380	31,244
Weighted average shares outstanding - diluted	32,633	32,416	32,527	31,390
Net income per common share - basic	$2.02	$0.28	$3.22	$2.31

Net income per common share - diluted	$2.01	$0.28	$3.20	$2.30

KILROY REALTY CORPORATION FUNDS FROM OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended December 31, 2007	Three Months Ended December 31, 2006	Year Ended December 31, 2007	Year Ended December 31, 2006
Net income available for common stockholders	$65,612	$9,184	$104,214	$72,256
Adjustments:
Minority interest in earnings of Operating Partnership	4,494	515	7,167	5,990
Depreciation and amortization of real estate assets	20,597	17,612	73,708	71,197
Net gain on dispositions of discontinued operations	(61,031)	—	(74,505)	(31,259)

Funds From Operations (1), (2)	$29,672	$27,311	$110,584	$118,184

Weighted average common shares/units outstanding - basic	34,622	34,570	34,616	33,842
Weighted average common shares/units outstanding - diluted	34,829	34,740	34,762	33,988
Funds From Operations per common share/unit - basic	$0.86	$0.79	$3.19	$3.49

Funds From Operations per common share/unit - diluted	$0.85	$0.79	$3.18	$3.48

(1)	Management believes that Funds From Operations (“FFO”) is a useful supplemental measure of the Company’s operating performance. The Company computes FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income or loss computed in accordance with generally accepted accounting principles (“GAAP”), excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures. Other real estate investment trusts (“REITs”) may use different methodologies for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other REITs.

Because FFO excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective on operating performance not immediately apparent from net income. In addition, management believes that FFO provides useful information to the investment community about the Company’s operating performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs that could materially impact the Company’s results of operations.

(2)	Reported amounts are attributable to common stockholders and common unitholders.